                               THIRD AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


                 This Third Amendment to Amended and Restated Credit Agreement ("Amendment") is made and entered into this _____ day of September, 1997 by and between PROTECTION ONE ALARM MONITORING, INC. ("Borrower"), HELLER FINANCIAL, INC., in its capacity as Agent for the Lenders party to the Amended and Restated Credit Agreement described below ("Agent"), and the Lenders which are signatories hereto.

                 WHEREAS, Agent, Lenders and Borrower are parties to a certain Amended and Restated Credit Agreement dated June 7, 1996 and all amendments thereto (as such agreement has from time to time been amended, supplemented or otherwise modified, the "Agreement"); and

                 WHEREAS, the parties desire to amend the Agreement as hereinafter set forth;

                 NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                 1. Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such term in the Agreement.

                 2. Amendment. Subject to the conditions specified below, the Agreement is amended as follows:

                 Subsection 6.1 is amended by deleting subsection 6.1 in its entirety and inserting the following in lieu thereof:

                 "6.1 Capital Expenditure Limits. The aggregate amount of all Capital Expenditures of Borrower and its Subsidiaries will not exceed $6,500,000 for the Fiscal Year ending September 30, 1997 and $6,000,000 for any Fiscal Year thereafter."

                 3. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Agent):

                          (a) Borrower shall have executed and delivered this Amendment, and such other documents and instruments as Agent may require shall have been executed and/or delivered to Agent;

                          (b) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel;

                          (c) No Default or Event of Default other than the Existing Event of Default shall have occurred and be continuing;

                 4. Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrower represents and warrants to Agent and Lenders that the execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action on the part of Borrower and that this Amendment has been duly executed and delivered by Borrower.

                 5. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

                 6. References. Any reference to the Agreement contained in any document, instrument or agreement executed in connection with the Agreement shall be deemed to be a reference to the Agreement as modified by this Amendment.

                 7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but an of which taken together shall be one and the same instrument.

                 8. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

HELLER FINANCIAL, INC.,                     PROTECTION ONE ALARM as
  as Agent and Lender                         MONITORING, INC.


By: /s/ Jennifer Kloud                      By: /s/ Montgomery W. Cornell
   -------------------------------             -------------------------------
Title: Assistant Vice President             Title: Treasurer and Director
                                                   of Investor Relations



                                            ATTEST:


                                            ----------------------------------
                                            Secretary

                                            [CORPORATE SEAL]


BANQUE NATIONALE DE PARIS, NEW YORK
BRANCH, as a Lender


By: /s/ SERGE DESRAYAUD                     By: /s/ MARY BETH BURNETT
   -------------------------------             -------------------------------
Name Printed:  Serge Desrayaud                 Print Name:  Mary Beth Burnett
Title: Vice President                          Title:       Vice President


MERITA BANK LTD, as a Lender

By:  /s/ ANDREW CARSTENSEN
   -------------------------------
Name Printed:  Andrew Carstensen
Title:         Vice President

By:  /s/ FRANK MAFFEI
   -------------------------------
Name Printed:  Frank Maffei
Title:         Vice President

TORONTO DOMINION (TEXAS), INC., as Lender

By:  /s/ DARLENE RIEDEL
   -----------------------------------------
Name Printed: Darlene Riedel
              ------------------------------
Title:         Vice President
       -------------------------------------


IBJ SCHRODER BANK & TRUST, as Lender


By: /s/  M. MCLAUGHLIN
    ----------------------------------------

Name Printed:
             -------------------------------
Title:
      --------------------------------------


FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Lender

By:      JIM F. REDMAN
   -----------------------------------------
Name Printed:  Jim F. Redman
              ------------------------------
Title:         Senior Vice President
       -------------------------------------




                                       3